 EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Ron Santilli

Chief Financial Officer

415-657-5500

Investor Relations

John Mills

ICR, Inc.

646-277-1254

john.mills@icrinc.com

Cutera Reports Second Quarter 2016 Results

●	Revenue Increased 22% to $27.5 million
●	Eighth Consecutive Quarter of Double-Digit Revenue Growth

BRISBANE, California, August 1, 2016 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and energy-based aesthetic systems for practitioners worldwide, today reported financial results for the second quarter ended June 30, 2016.

Key operating highlights and financial performance for the second quarter of 2016, when compared to the second quarter of 2015, were as follows:

●

Revenue increased 22% to a Company record for the second quarter of $27.5 million. This resulted due to strong product revenue growth from the majority of our key products in North America. Gross Margin increased to 58%. This improvement resulted primarily from the leverage caused by our revenue growth.

●	GAAP Net Loss was $1.2 million, which included $1.2 million for a legal settlement and associated fees.
●

Non-GAAP* Net Income was $1.0 million, after adjusting for $1.0 million of non-cash expenses related to stock-based compensation, depreciation and amortization of intangibles, and $1.2 million for a legal settlement and associated fees.

●	Cash used by operations was $308,000, which included $1.2 million of cash paid for a legal settlement and associated fees.
●	Repurchased 251,000 shares of our common stock for $2.6 million from our $10 million board-approved stock repurchase program.

Kevin Connors, President and Chief Executive Officer of Cutera, stated, “we are pleased with our record second quarter revenue, which was the eighth consecutive quarter of double-digit revenue growth. In addition, our gross margin and profitability improved. Our financial performance in the second quarter has the Company on track with our previously stated goals of strong revenue growth and GAAP profitability for the full-year of 2016.”

Product revenue grew by $4.9 million, or 55%, in North America reflecting our strengthening sales team and its ability to increase market share in this growing market. ‘Rest of World’ product revenue declined 9% primarily from our distributor network which experiences quarterly fluctuations. From a product perspective, the Company experienced strong revenue contributions from all major product lines, including its recently released enlightenTM and excel HRTM.

“The tattoo removal market continues to experience rapid growth and we are on track to launch our second generation, market leading, enlighten system during the fourth quarter of this year. It will include a third visible “true red” wavelength, 670nm, that will provide our customers with unprecedented speed, removal of all tattoo ink colors, a revitalization capability, and an expanded offering to better meet our customer’s needs and budget requirements. We remain committed to advancing our technology and will provide our customers with an attractive path to allow them to upgrade their current systems to include new capabilities.

“We are pleased with our strong revenue growth trajectory. We plan to continue to execute on the various initiatives for bringing new products to market, improving profitability, and expanding our market share in the growing aesthetic medical equipment market,” concluded Mr. Connors.

Non-GAAP Income Statement Measures (Unaudited)

*To supplement our condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, Cutera has provided certain Non-GAAP measures for the statement of operations and net income (loss) per diluted share, which exclude non-cash expenses for stock-based compensation, depreciation and amortization of intangibles, and non-recurring settlement and associated legal fees. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management believes that the adjusted financial results are more reflective of the measures on how management evaluates the results of operations, as well as is comparable to similar measures used by other companies.

Conference Call

The conference call to discuss these results is scheduled to begin at 2:00 p.m. PST (5:00 p.m. EST) on August 1, 2016. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Executive Vice President and Chief Financial Officer. The call will be broadcast live over the internet hosted at the Investor Relations section of Cutera's website at http://www.cutera.com, and will be archived online within one hour of its completion through 8:59 p.m. PST (11:59 p.m. EST) on August 15, 2016. In addition, you may call 1-877-705-6003 to listen to the live broadcast.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visitwww.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera's plans to introduce and commercialize new products, ability to increase revenue, reduce expenses, improve financial results, grow the Company’s market share, realize benefits from additional investment, achieve financial guidance, expand market penetration, generate cash from operations, and statements regarding long-term prospects and opportunities in the laser and other energy-based equipment aesthetic market, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include those related to the Company’s efforts to improve sales productivity, hire and retain qualified sales representatives, improve revenue growth, gross margins and profitability through leveraging operating expenses; the Company’s ability to successfully develop and launch new products and applications and market them to both its installed base and new customers; unforeseen events and circumstances relating to the Company’s operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on August 1st, 2016. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera's financial performance for the second quarter ended June 30, 2016, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	June 30,	June 30,
	2016	2015
Net revenue	$27,477	$22,563
Cost of revenue	11,472	9,687
Gross profit	16,005	12,876
Gross margin %	58%	57%

Operating expenses:
Sales and marketing	10,712	9,066
Research and development	2,712	2,728
General and administrative	3,997	3,014
Total operating expenses	17,421	14,808
Loss from operations	(1,416)	(1,932)
Interest and other income, net	217	96
Loss before income taxes	(1,199)	(1,836)
Provision for income taxes	30	53
Net loss	$(1,229)	$(1,889)

Net loss per share:
Basic and diluted	$(0.09)	$(0.13)

Weighted-average number of shares used in per share calculations:
Basic and diluted	13,131	14,441

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30, 2016
	GAAP	Adjustments		Non-GAAP*
Net revenue	$27,477	$—		$27,477
Cost of revenue	11,472	(139	) (a)	11,333
Gross profit	16,005	139		16,144
Gross margin %	58%			59%

Operating expenses:
Sales and marketing	10,712	(365	) (b)	10,347
Research and development	2,712	(114	) (c)	2,598
General and administrative	3,997	(1,620	) (d)	2,377
Total operating expenses	17,421	(2,099)		15,322
Income (loss) from operations	(1,416)	2,238		822
Interest and other income, net	217	—		217
Income (loss) before income taxes	(1,199)	2,238		1,039
Provision for income taxes	30	—		30
Net income (loss)	$(1,229)	$2,238		$1,009

Net income (loss) per share:
Basic	$(0.09)	$0.17		$0.08
Diluted	$(0.09)	$0.16		$0.07

Weighted-average number of shares used in per share calculations:
Basic:	13,131	13,131		13,131
Diluted	13,131	13,606		13,606

* Fiscal second quarter 2016 Non-GAAP results exclude the effect of the below mentioned adjustments.
a) Adjustment of $139,000 included non-cash expenses of $99,000 related to depreciation and amoritizaiton and $40,000 of stock based compensation.
b) Adjustment of $365,000 included a non-cash expenses of $136,000 related to depreciation and $229,000 of stock based compensation.
c) Adjustment of $114,000 included non-cash expenses of $9,000 related to depreciation and $105,000 of stock based compensation.
d) Adjustment of $1,620,000 included a charge for a legal settlement and associated fees, and a non-cash expense of $376,000 for stock based compensation.

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	March 31,	June 30,
	2016	2016	2015
Assets
Current assets:
Cash and cash equivalents	$7,420	$6,265	$11,627
Marketable investments	35,902	38,184	54,708
Cash, cash equivalents and marketable investments	43,322	44,449	66,335

Accounts receivable, net	11,181	11,168	8,919
Inventories	14,702	13,475	13,521
Deferred tax asset	-	-	27
Other current assets and prepaid expenses	2,619	1,953	1,625
Total current assets	71,824	71,045	90,427

Property and equipment, net	1,577	1,428	1,512
Deferred tax asset, net of current portion	401	376	283
Intangibles, net	44	87	332
Goodwill	1,339	1,339	1,339
Other long-term assets	448	419	351
Total assets	$75,633	$74,694	$94,244

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,752	$2,570	$3,597
Accrued liabilities	13,201	11,079	10,308
Deferred revenue	8,919	8,836	8,659
Total current liabilities	24,872	22,485	22,564

Deferred revenue, net of current portion	1,685	1,986	3,107
Income tax liability	157	127	180
Other long-term liabilities	587	507	699
Total liabilities	27,301	25,105	26,550

Stockholders' equity	48,332	49,589	67,694
Total liabilities and stockholders' equity	$75,633	$74,694	$94,244

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	June 30,	June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(1,229)	$(1,889)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	750	982
Depreciation and amortization	244	295
Other	(75)	139
Changes in assets and liabilities:
Accounts receivable	(8)	1,481
Inventories	(1,227)	(1,666)
Accounts payable	182	742
Accrued liabilities	1,985	2,095
Deferred revenue	(218)	(919)
Other	(712)	120
Net cash provided by (used in) operating activities	(308)	1,380

Cash flows from investing activities:
Acquisition of property, equipment and software	(40)	(271)
Disposal of property and equipment	6	-
Net change in marketable investments	2,257	7,778
Net cash provided by investing activities	2,223	7,507

Cash flows from financing activities:
Repurchases of common stock	(2,586)	(13,194)
Proceeds from exercise of stock options and employee stock purchase plan	1,883	2,506
Payments on capital lease obligations	(57)	(34)
Net cash used in financing activities	(760)	(10,722)

Net increase (decrease) in cash and cash equivalents	1,155	(1,835)
Cash and cash equivalents at beginning of period	6,265	13,462
Cash and cash equivalents at end of period	$7,420	$11,627

CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended		% Change
	Q2	Q2	Q2 '16 Vs
	2016	2015	Q2 '15
Revenue By Geography:
United States	$15,806	$11,036	+43%
International	11,671	11,527	+1%
	$27,477	$22,563	+22%
International as a percentage of total revenue	42%	51%

Revenue By Product Category:
Products
-North America	$13,888	$8,973	+55%
-Rest of the World	6,976	7,646	-9%
Total Products	20,864	16,619	+26%
Service	5,023	4,521	+11%
Hand Piece Refills	720	769	-6%
Skincare	870	654	+33%
	$27,477	$22,563	+22%

	Three Months Ended
	Q2	Q2
	2016	2015
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$40	$114
Sales and marketing	229	231
Research and development	105	180
General and administrative	376	457
	$750	$982